SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-77499 333-77499-01	43-1843179 43-1843177
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Charter Communications, Inc. ("Charter"), the indirect parent company and manager of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation, has entered into an agreement governing the terms of the service of Mr. Paul E. Martin as Interim Chief Financial Officer as reported in item 5.02 in this report. Under the terms of the agreement, Mr. Martin will receive approximately $13,700 each month for his service in the capacity of Interim Chief Financial Officer until a permanent Chief Financial Officer is employed. Under the agreement, Mr. Martin will also be eligible to receive an additional bonus opportunity of up to approximately $13,600 per month served as Interim Chief Financial Officer, payable in accordance with Charter's 2005 Executive Bonus Plan. The amounts payable to Mr. Martin under this agreement are in addition to all other amounts Mr. Martin receives for his services in his capacity as Senior Vice President, Principal Accounting Officer and Controller. A copy of the agreement is attached hereto as exhibit 99.1. In addition, Mr. Martin will receive, subject to the approval of the Compensation Committee of the Board of Directors of Charter, an additional special bonus of $50,000 for his service as Interim co-Chief Financial Officer prior to the date of the agreement described above. This amount is in addition to the bonus amount agreed upon at the time of his appointment in that capacity.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY AN EXISTING CONTINUED LISTING RULE OR STANDARD, TRANSFER OF LISTING.

On March 29, 2005, Charter announced the resignation of Charles M. Lillis from its Board of Directors, effective on March 28, 2005. Mr. Lillis was one of three independent members of the Audit Committee. As a result of his resignation, Charter no longer complies with Nasdaq's Marketplace Rule 4350(d)(2)(A), requiring an Audit Committee with at least three members who are "independent" as defined in that rule. On March 31, 2005, Charter received notification from Nasdaq of its noncompliance with Marketplace Rule 4350. Nasdaq has informed Charter that it has until the date of its next annual shareholder meeting (expected to occur in July 2005) to regain compliance or its securities will be delisted. Charter intends to regain compliance by appointing, within such timeframe, a new Audit Committee member who meets the independence requirements of the Nasdaq rules.

ITEM 5.02(c). DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On March 1, 2005, Charter announced that Derek Chang had informed Charter of his intention to resign from his positions with Charter and its subsidiaries, including us. Mr. Chang had been Executive Vice President of Finance and Strategy since December 2003 and Interim co-Chief Financial Officer from August 2004 to March 2005. Mr. Chang's resignation became effective April 15, 2005.

Paul Martin, who has also been serving as Charter's Interim co-Chief Financial Officer, in addition to serving as Senior Vice President, Principal Accounting Officer and Controller, will continue as Interim Chief Financial Officer. Please see Item 1.01 of this report for a description of Charter's agreement with Mr. Martin.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Agreement dated as of April 15, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on April 18, 2005 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: April 18, 2005

By: /s/ Patricia M. Carroll Name: Patricia M. Carroll Title: Vice President and Senior Counsel

CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION
Registrant

Dated: April 18, 2005

By: /s/ Patricia M. Carroll Name: Patricia M. Carroll Title: Vice President and Senior Counsel

EXHIBIT INDEX
Exhibit Number	Description
99.1	Agreement dated as of April 15, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on April 18, 2005 (File No. 000-27927)).